Exhibit 99.1

Callaway Golf Announces Nantucket Marketing Trip With Jefferies

CARLSBAD, Calif., June 20, 2016 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) today announced that it will be meeting with analysts and investors in Nantucket, Massachusetts on Tuesday, June 21st, 2016 at the Jefferies 2016 Consumer Conference.

The Company's presentation materials can be accessed through the Investor Relations section of the Company's website at http://ir.callawaygolf.com.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf® and Odyssey® brands worldwide. For more information please visit www.callawaygolf.com.

Contact:	Robert Julian
Patrick Burke
(760) 931-1771

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